EXHIBIT 99.1
WESTERN MIDSTREAM ANNOUNCES
SECOND-QUARTER 2019 RESULTS
ANNOUNCES UPDATED 2019 OUTLOOK AND NEW DJ COMMERCIAL CONTRACT
HOUSTON, July 30, 2019 – Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) today announced second-quarter 2019 financial and operating results. Net income (loss) available to limited partners for the second quarter of 2019 totaled $169.6 million, or $0.37 per common unit (diluted), with second-quarter 2019 Adjusted EBITDA(1) of $432.9 million and second-quarter 2019 Distributable cash flow(1) of $335.5 million. Net income (loss) and Adjusted EBITDA(1) do not include $12.0 million of cash received during the quarter associated with revenue recognition accounting standard ASC 606. Financial and operational information has been recast to include the financial position and results attributable to the assets acquired from Anadarko Petroleum Corporation in February 2019 (the “Anadarko Midstream Assets” or “AMA”) as if WES had owned them for all periods presented.
RECENT HIGHLIGHTS

•	Achieved record West Texas Complex gas throughput of 1.18 Bcf/d for second quarter

•	Achieved record DJ Basin Complex gas throughput of 1.27 Bcf/d for second quarter

•	Achieved record DJ Basin oil throughput of 112 MBbls/d for second quarter

•	Entered into accretive third-party processing contract for a portion of Latham II capacity fully backed by minimum volume commitments

•	Enhanced liquidity and financial flexibility by increasing senior unsecured term loan commitments by $1 billion and extending the facility maturity date to December 2020
WES previously declared a quarterly distribution of $0.6180 per unit for the second quarter of 2019. This distribution represented a 1.3% increase relative to the prior quarter’s distribution and a 6.1% increase relative to the second-quarter 2018 distribution. The second-quarter 2019 Coverage ratio(1) was 1.20 times.
“After another strong quarter, we continue to be pleased with the complementary assets and robust contract portfolio we have assembled in the Delaware and DJ basins,” said Chief Executive Officer, Robin Fielder. “We remain focused on safe and efficient operations as we near construction completion of our Latham plant and further expand our gathering systems in the DJ and Delaware basins.”

(1) Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures and calculation of the Coverage ratio.

Total throughput attributable to WES for natural gas assets(1) for the second quarter of 2019 averaged 4.3 Bcf/d, which was a 2% sequential increase and a 10% increase from the second quarter of 2018. Total throughput attributable to WES for crude oil, NGLs and produced water assets(1) for the second quarter of 2019 averaged 1,105 MBbls/d, which was flat sequentially and an 84% increase from the second quarter of 2018. Capital expenditures attributable to WES, including equity investments but excluding acquisitions and capitalized interest, totaled $352.7 million on a cash basis during the second quarter of 2019, with maintenance capital expenditures on a cash basis of $29.9 million.
NEW DJ BASIN GAS PROCESSING CONTRACT
Subsequent to quarter end, and in conjunction with the partial release of contracted affiliate volumes backing the Latham II gas processing plant, the Partnership entered into a seven-year commercial agreement with a third party for the remaining Latham II processing capacity. This contract maintains minimum volume commitments (“MVCs”) for 100% of the plant’s nameplate processing capacity while increasing the expected value and returns of the Latham investment.
“This accretive third-party commercial contract provides the Partnership valuable MVCs and an increase in contract term with a quality third party,” said Chief Operating Officer, Gennifer Kelly. “The completion of Latham trains I and II in the second half of 2019 will add to our premier gathering and processing position within the DJ basin.”
REVISED 2019 FULL-YEAR OUTLOOK
The Partnership is revising its 2019 outlook primarily related to the impacts of (i) lower Delaware Basin throughput forecasts due to higher customer field downtime and changing well delivery timing to our systems, (ii) lower natural gas and NGL prices, and (iii) lower estimated revenues from revised revenue recognition forecasts related to cost of service contracts.
“While recognizing the updates to our guidance, we remain confident in the long-term potential of our highly integrated asset base, including our diverse set of equity investments, and the core basins in which we operate,” said Fielder.

millions except percentages and Coverage ratio	Previously Announced			Current
Adjusted EBITDA (2)	$1,800	-	$1,900	$1,675	-	$1,725
Total Capital Expenditures	$1,300	-	$1,400	Unchanged
Maintenance Capital Expenditures	$110	-	$120	$130	-	$140
Annual Distribution Growth	6% to 8%			5% to 6%
Annual Distribution Coverage	Minimum 1.20x			1.15x

(1) Excludes the 25% interest in Chipeta held by a third-party member and the 2.0% limited partner interest in WES Operating held by a subsidiary of Anadarko, which collectively represent WES’s noncontrolling interests as of June 30, 2019.

(2) A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income is not provided because the items necessary to estimate such amounts are not reasonably accessible or estimable at this time.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT
WES will host a conference call on Wednesday, July 31, 2019, at 8:00 a.m. Central Daylight Time (9:00 a.m. Eastern Daylight Time) to discuss second-quarter 2019 results. Individuals who would like to participate should dial 877-883-0383 (Domestic) or 412-902-6506 (International) approximately 15 minutes before the scheduled conference call time, and enter participant access code 3434811. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call will also be available on the website for two weeks following the call.
ABOUT WESTERN MIDSTREAM

Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water for Anadarko, as well as for third-party customers. In addition, in its capacity as a processor of natural gas, WES also buys and sells natural gas, NGLs and condensate on behalf of itself and as agent for its customers under certain of its contracts.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs and related products or services; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and in its other public filings and press releases. Western Midstream Partners, LP undertakes no obligation to publicly update or revise any forward-looking statements.
# # #

WESTERN MIDSTREAM CONTACT
Jack Spinks
Manager, Investor Relations
jack.spinks@anadarko.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Below are reconciliations of (i) net income (loss) (GAAP) to WES’s Distributable cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.
WES defines “Distributable cash flow” as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, condensate and NGLs under WES Operating’s commodity price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less Service revenues – fee based recognized in Adjusted EBITDA (less than) in excess of customer billings, net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, and income taxes and excluding Distributable cash flow attributable to noncontrolling interests to the extent such amounts are not excluded from Adjusted EBITDA.
WES defines Adjusted EBITDA as net income (loss), plus distributions from equity investments, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit, and other income and excluding the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Distributable Cash Flow

	Three Months Ended June 30,			Six Months Ended June 30,
thousands except Coverage ratio	2019		2018 (1)	2019		2018 (1)
Reconciliation of Net income (loss) to Distributable cash flow and calculation of the Coverage ratio
Net income (loss)	$175,058		$67,167	$387,037		$248,177
Add:
Distributions from equity investments	70,522		38,731	132,535		79,157
Non-cash equity-based compensation expense	4,343		2,000	6,141		4,152
Income tax (benefit) expense	1,278		10,304	11,370		21,188
Depreciation and amortization	121,117		88,488	235,063		173,278
Impairments	797		127,184	1,187		127,384
Above-market component of swap agreements with Anadarko	—		13,839	7,407		28,121
Other expense	58,639		8	93,852		151
Less:
Recognized Service revenues – fee based (less than) in excess of customer billings	(12,038)		1,557	(18,296)		2,957
Gain (loss) on divestiture and other, net	(1,061)		170	(1,651)		286
Equity income, net – affiliates	63,598		49,430	121,590		79,659
Cash paid for maintenance capital expenditures	29,899		27,689	65,590		48,917
Capitalized interest	6,342		9,872	12,547		16,834
Cash paid for (reimbursement of) income taxes	—		—	96		(87)
Other income	—		1,277	—		2,094
Distributable cash flow attributable to noncontrolling interests (2)	9,529		8,605	19,063		17,739
Distributable cash flow	$335,485		$249,121	$675,653		$513,209
Distributions declared
Distributions from WES Operating	$282,319			$559,923
Less: Cash reserve for the proper conduct of WES’s business	2,360			3,640
Distributions to WES unitholders (3)	$279,959			$556,283
Coverage ratio	1.20	x		1.21	x

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

(2)
For all periods presented, includes (i) the 25% interest in Chipeta held by a third-party member and (ii) the 2.0% limited partner interest in WES Operating held by a subsidiary of Anadarko, which collectively represent WES’s noncontrolling interests as of June 30, 2019.

(3)	Reflects cash distributions of $0.61800 and $1.22800 per unit declared for the three and six months ended June 30, 2019, respectively.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2019	2018 (1)	2019	2018 (1)
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$175,058	$67,167	$387,037	$248,177
Add:
Distributions from equity investments	70,522	38,731	132,535	79,157
Non-cash equity-based compensation expense	4,343	2,000	6,141	4,152
Interest expense	79,472	42,245	145,348	80,260
Income tax expense	1,278	10,304	11,370	21,188
Depreciation and amortization	121,117	88,488	235,063	173,278
Impairments	797	127,184	1,187	127,384
Other expense	58,639	8	93,852	151
Less:
Gain (loss) on divestiture and other, net	(1,061)	170	(1,651)	286
Equity income, net – affiliates	63,598	49,430	121,590	79,659
Interest income – affiliates	4,225	4,225	8,450	8,450
Other income	—	1,277	—	2,094
Adjusted EBITDA attributable to noncontrolling interests (2)	11,544	9,881	22,894	19,974
Adjusted EBITDA	$432,920	$311,144	$861,250	$623,284
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$343,458	$329,175	$686,531	$629,326
Interest (income) expense, net	75,247	38,020	136,898	71,810
Uncontributed cash-based compensation awards	1,218	465	648	987
Accretion and amortization of long-term obligations, net	(1,337)	(1,273)	(2,848)	(3,376)
Current income tax (benefit) expense	458	(14,335)	6,485	(27,670)
Other (income) expense, net (3)	(470)	(1,277)	(902)	(2,094)
Distributions from equity investments in excess of cumulative earnings – affiliates	9,260	4,782	17,052	13,632
Changes in assets and liabilities:
Accounts receivable, net	6,818	(21,060)	(2,668)	8,572
Accounts and imbalance payables and accrued liabilities, net	25,669	(13,136)	81,198	(42,040)
Other items, net	(15,857)	(336)	(38,250)	(5,889)
Adjusted EBITDA attributable to noncontrolling interests (2)	(11,544)	(9,881)	(22,894)	(19,974)
Adjusted EBITDA	$432,920	$311,144	$861,250	$623,284
Cash flow information
Net cash provided by operating activities			$686,531	$629,326
Net cash used in investing activities			(2,865,168)	(1,287,904)
Net cash provided by (used in) financing activities			2,182,290	634,307

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

(2)
For all periods presented, includes (i) the 25% interest in Chipeta held by a third-party member and (ii) the 2.0% limited partner interest in WES Operating held by a subsidiary of Anadarko, which collectively represent WES’s noncontrolling interests as of June 30, 2019.

(3)	Excludes non-cash losses on interest-rate swaps of $59.0 million and $94.6 million for the three and six months ended June 30, 2019.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2019	2018 (1)	2019	2018 (1)
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$310,060	$114,214	$628,988	$339,081
Add:
Distributions from equity investments	70,522	38,731	132,535	79,157
Operation and maintenance	148,431	112,789	291,260	209,584
General and administrative	30,027	15,597	52,871	31,426
Property and other taxes	14,282	13,750	30,567	28,350
Depreciation and amortization	121,117	88,488	235,063	173,278
Impairments	797	127,184	1,187	127,384
Less:
Gain (loss) on divestiture and other, net	(1,061)	170	(1,651)	286
Equity income, net – affiliates	63,598	49,430	121,590	79,659
Reimbursed electricity-related charges recorded as revenues	20,189	17,262	36,778	32,719
Adjusted gross margin attributable to noncontrolling interests (2)	16,034	13,018	31,584	25,889
Adjusted gross margin	$596,476	$430,873	$1,184,170	$849,707
Adjusted gross margin for natural gas assets	$412,494	$336,440	$824,922	$672,054
Adjusted gross margin for crude oil, NGLs and produced water assets	183,982	94,433	359,248	177,653

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

(2)
For all periods presented, includes (i) the 25% interest in Chipeta held by a third-party member and (ii) the 2.0% limited partner interest in WES Operating held by a subsidiary of Anadarko, which collectively represent WES’s noncontrolling interests as of June 30, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2019	2018 (1)	2019	2018 (1)
Revenues and other
Service revenues – fee based	$593,544	$431,861	$1,173,518	$825,634
Service revenues – product based	16,675	22,662	36,054	46,085
Product sales	74,469	63,315	146,602	146,940
Other	366	240	763	473
Total revenues and other	685,054	518,078	1,356,937	1,019,132
Equity income, net – affiliates	63,598	49,430	121,590	79,659
Operating expenses
Cost of product	122,877	95,656	236,940	189,974
Operation and maintenance	148,431	112,789	291,260	209,584
General and administrative	30,027	15,597	52,871	31,426
Property and other taxes	14,282	13,750	30,567	28,350
Depreciation and amortization	121,117	88,488	235,063	173,278
Impairments	797	127,184	1,187	127,384
Total operating expenses	437,531	453,464	847,888	759,996
Gain (loss) on divestiture and other, net	(1,061)	170	(1,651)	286
Operating income (loss)	310,060	114,214	628,988	339,081
Interest income – affiliates	4,225	4,225	8,450	8,450
Interest expense	(79,472)	(42,245)	(145,348)	(80,260)
Other income (expense), net (2)	(58,477)	1,277	(93,683)	2,094
Income (loss) before income taxes	176,336	77,471	398,407	269,365
Income tax expense (benefit)	1,278	10,304	11,370	21,188
Net income (loss)	175,058	67,167	387,037	248,177
Net income (loss) attributable to noncontrolling interests	5,464	(33,017)	98,783	16,466
Net income (loss) attributable to Western Midstream Partners, LP	$169,594	$100,184	$288,254	$231,711
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$169,594	$100,184	$288,254	$231,711
Pre-acquisition net (income) loss allocated to Anadarko	(163)	(32,604)	(29,279)	(63,126)
Limited partners’ interest in net income (loss)	$169,431	$67,580	$258,975	$168,585
Net income (loss) per common unit – basic and diluted	$0.37	$0.31	$0.69	$0.77
Weighted-average common units outstanding – basic and diluted	453,000	218,934	376,702	218,934

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

(2)	Includes non-cash losses on interest-rate swaps of $59.0 million and $94.6 million for the three and six months ended June 30, 2019, respectively.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2019	December 31, 2018 (1)
Total current assets	$336,185	$340,362
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	8,793,646	8,410,353
Other assets	2,590,700	2,446,490
Total assets	$11,980,531	$11,457,205
Total current liabilities	$499,316	$637,477
Long-term debt	7,489,448	4,787,381
APCWH Note Payable	—	427,493
Asset retirement obligations	320,073	300,024
Other liabilities	180,484	412,147
Total liabilities	8,489,321	6,564,522
Equity and partners’ capital
Common units (453,008,854 and 218,937,797 units issued and outstanding at June 30, 2019, and December 31, 2018, respectively)	3,338,646	951,888
Net investment by Anadarko	—	1,388,018
Noncontrolling interests	152,564	2,552,777
Total liabilities, equity and partners’ capital	$11,980,531	$11,457,205

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2019	2018 (1)
Cash flows from operating activities
Net income (loss)	$387,037	$248,177
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	235,063	173,278
Impairments	1,187	127,384
(Gain) loss on divestiture and other, net	1,651	(286)
(Gain) loss on interest-rate swaps	94,585	—
Change in other items, net	(32,992)	80,773
Net cash provided by operating activities	$686,531	$629,326
Cash flows from investing activities
Capital expenditures	$(704,425)	$(1,112,474)
Acquisitions from affiliates	(2,007,501)	—
Acquisitions from third parties	(93,303)	(161,858)
Investments in equity affiliates	(77,333)	(27,490)
Distributions from equity investments in excess of cumulative earnings – affiliates	17,052	13,632
Proceeds from the sale of assets to third parties	342	286
Net cash used in investing activities	$(2,865,168)	$(1,287,904)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$2,710,750	$1,525,439
Repayments of debt (3)	(467,595)	(630,000)
Increase (decrease) in outstanding checks	(5,662)	(5,357)
Registration expenses related to the issuance of Partnership common units	(855)	—
Distributions to Partnership unitholders (4)	(408,234)	(244,658)
Distributions to Chipeta noncontrolling interest owner	(3,793)	(6,421)
Distributions to noncontrolling interest owners of WES Operating	(106,666)	(190,081)
Net contributions from (distributions to) Anadarko	456,938	157,264
Above-market component of swap agreements with Anadarko	7,407	28,121
Net cash provided by (used in) financing activities	$2,182,290	$634,307
Net increase (decrease) in cash and cash equivalents	$3,653	$(24,271)
Cash and cash equivalents at beginning of period	92,142	79,588
Cash and cash equivalents at end of period	$95,795	$55,317

(1)	Financial information has been recast to include the financial position and results attributable to AMA.

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018 (1)	2019	2018 (1)
Throughput for natural gas assets (MMcf/d)
Gathering, treating and transportation	528	540	527	524
Processing	3,524	3,243	3,498	3,173
Equity investment (2)	402	296	390	295
Total throughput for natural gas assets	4,454	4,079	4,415	3,992
Throughput attributable to noncontrolling interests for natural gas assets (3)	178	174	177	173
Total throughput attributable to Western Midstream Partners, LP for natural gas assets	4,276	3,905	4,238	3,819
Throughput for crude oil, NGLs and produced water assets (MBbls/d)
Gathering, treating, transportation and disposal	817	392	819	371
Equity investment (4)	311	219	308	187
Total throughput for crude oil, NGLs and produced water assets	1,128	611	1,127	558
Throughput attributable to noncontrolling interests for crude oil, NGLs and produced water assets (3)	23	12	23	11
Total throughput attributable to Western Midstream Partners, LP for crude oil, NGLs and produced water assets	1,105	599	1,104	547
Adjusted gross margin per Mcf for natural gas assets (5)	$1.06	$0.95	$1.08	$0.97
Adjusted gross margin per Bbl for crude oil, NGLs and produced water assets (6)	1.85	1.75	1.80	1.79

(1)	Throughput and Adjusted gross margin have been recast to include the results attributable to AMA.

(2)
Represents the 14.81% share of average Fort Union throughput, 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.

(3)
For all periods presented, includes (i) the 25% interest in Chipeta held by a third-party member and (ii) the 2.0% limited partner interest in WES Operating held by a subsidiary of Anadarko, which collectively represent WES’s noncontrolling interests as of June 30, 2019.

(4)
Represents the 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEG, TEP, Whitethorn and Saddlehorn throughput, 33.33% share of average FRP throughput and 15% share of average Panola throughput.

(5)	Average for period. Calculated as Adjusted gross margin for natural gas assets, divided by total throughput (MMcf/d) attributable to Western Midstream Partners, LP for natural gas assets.

(6)
Average for period. Calculated as Adjusted gross margin for crude oil, NGLs and produced water assets, divided by total throughput (MBbls/d) attributable to Western Midstream Partners, LP for crude oil, NGLs and produced water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
	2019	2018 (1)	2019	2018 (1)	2019	2018 (1)
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,179	1,044	141	128	515	99
DJ Basin	1,266	1,119	112	108	—	—
Equity investments	402	296	310	219	—	—
Other	1,607	1,620	50	57	—	—
Total throughput	4,454	4,079	613	512	515	99

	Six Months Ended June 30,
	2019	2018 (1)	2019	2018 (1)	2019	2018 (1)
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,178	982	143	120	516	89
DJ Basin	1,262	1,113	107	105	—	—
Equity investments	390	295	308	187	—	—
Other	1,585	1,602	53	57	—	—
Total throughput	4,415	3,992	611	469	516	89

(1)	Throughput has been recast to include the results attributable to AMA.